Exhibit 99.2

Quarterly

Financial Supplement

For the six months ended June 30, 2011

Investor Relations Department 3300 Enterprise Parkway Beachwood, Ohio 44122 (216) 755-5500 f. (216) 755-1500 www.ddr.com

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-14

Financial Summary
Financial Highlights	15
Financial Ratios	16
Total Market Capitalization Summary	17
Debt to EBITDA Calculation	18
Significant Accounting Policies	19-20
Other Real Estate Information	21
Reconciliation of Non-GAAP Financial Measures	22-25

Joint Venture Financial Summary
Joint Venture Investment Summary	26
Joint Venture Combining Financial Statements	27

Investment Summary
Acquisitions and Dispositions	28
Developments and Redevelopments	29-30
Projects Primarily on Hold	31

Portfolio Summary
Portfolio Characteristics	32-33
Lease Expirations	34
Leased Rate	35
Leasing Summary	36
Net Effective Rents	37
Largest Tenants by Square Footage	38
Largest Tenants by Base Rental Revenues	39

Debt Summary
Summary of Consolidated Debt	40
Summary of Joint Venture Debt	41
Consolidated Debt Detail	42-44
Joint Venture Debt Detail	45-47

Investor Contact Information
Investor Information	48

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three and six months ended June 30, 2011. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Tim Lordan
216-755-5500	216-755-5500
mrichmond@ddr.com	tlordan@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE

OF $0.23 FOR THE QUARTER ENDED JUNE 30, 2011

BEACHWOOD, OHIO, July 28, 2011 - Developers Diversified Realty Corporation (NYSE: DDR) today announced operating results for the quarter ended June 30, 2011.

SIGNIFICANT SECOND QUARTER ACTIVITY

•	Reported operating FFO of $0.23 per diluted share, which excludes certain non-operating items

•	Continued strong leasing performance with the execution of 483 total leases and renewals for over 2.5 million square feet

•	Increased the portfolio leased rate to 93.0% at June 30, 2011 from 92.6% at March 31, 2011 and 91.9% at June 30, 2010

•

Generated positive leasing spreads, with new leases at 10.8% and renewals at 4.9% for a blended overall spread of 6.0%, which represents a continued improvement from the blended spread of 5.4% in the first quarter of 2011 and the blended spread of 3.9% in the second quarter of 2010

•	Reported same store net operating income growth of 3.6% as compared to an increase of 1.5% in the second quarter of 2010

•	Completed $112 million of asset sales, of which the Company’s pro-rata share was $87 million

•	Refinanced its secured term loan, extending the final maturity to September 2015

•	Amended two senior unsecured revolving credit facilities providing $815 million of borrowing capacity through the final maturity of February 2016

“We remain encouraged by the continued strong leasing volume and resulting leasing spreads within our portfolio driven by the demand and flexibility exhibited by retailers for quality space,” commented DDR’s president and chief executive officer, Daniel B. Hurwitz. “The successful refinancing of the term loan and revolving credit facilities was the final step of our capital restructuring and allows us to focus on corporate growth opportunities with significant financial flexibility.”

FINANCIAL HIGHLIGHTS

The Company’s second quarter operating Funds From Operations (“FFO”) was $64.4 million, or $0.23 per diluted share, before $40.3 million of net adjustments. The net adjustments exclude the Company’s share of approximately $13.6 million in gains recognized on asset sales already excluded from FFO.

The charges and gains, primarily non-cash, for the periods ended June 30, 2011, are summarized as follows (in millions):

	Three Months	Six Months
Non-cash impairment charges – consolidated assets	$18.4	$22.2
Executive separation charge	—	10.7
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	(21.9)
Other expense, net (1)	6.3	5.0
Equity in net income of joint ventures – (gain) on debt extinguishment and loss on asset sales	(0.5)	1.1
Impairment of joint venture investments	1.6	1.6
Gain on change in control of interests	(1.0)	(22.7)
Discontinued operations – non-cash consolidated impairment charges and loss on sales	10.2	12.0
Gain on disposition of real estate (land), net	(1.1)	—
Write-off of original preferred share issuance costs	6.4	6.4

Total adjustments from FFO to operating FFO	$40.3	$14.4

(1)	Amounts included in Other expense are detailed as follows:

	Three Months	Six Months
Loss on sale of mezzanine note receivable	$5.0	$5.0
Litigation expenditures	1.2	2.2
Settlement gain of lease liability obligation	—	(2.6)
Debt extinguishment costs	—	0.2
Other	0.1	0.2

	$6.3	$5.0

FFO applicable to common shareholders for the three-month period ended June 30, 2011, including the above net adjustments, was $24.1 million, or $0.09 per diluted share, which compares to FFO of a loss of $32.8 million, or $0.13 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended June 30, 2011, is primarily the result of a reduction in the aggregate impairment charges recorded in 2011 and the effect of the non-cash valuation adjustments associated with the warrants issued to the Otto family that were exercised in full for cash in the first quarter of 2011 partially offset by the write-off of the original issuance costs from the redemption of the Company’s class G cumulative redeemable preferred shares.

FFO applicable to common shareholders for the six-month period ended June 30, 2011, including the above net adjustments, was $113.2 million, or $0.34 per diluted share, which compares to FFO of a loss of $4.4 million, or $0.02 per diluted share, for the prior-year comparable period. The increase in FFO for the six-month period ended June 30, 2011, is primarily the result of a reduction in the aggregate impairment charges recorded in 2011 and the gain on change in control of interests related to the Company’s acquisition of two assets from unconsolidated joint ventures partially offset by the effect of the non-cash valuation adjustments associated with the warrants, an executive separation charge and the write-off of the original issuance costs from the redemption of the Company’s preferred shares.

Net loss applicable to common shareholders for the three-month period ended June 30, 2011, was $26.9 million, or $0.10 per diluted share, which compares to a net loss of $97.1 million, or $0.47 per diluted share, for the prior-year comparable period. Net loss applicable to common shareholders for the six-month period ended June 30, 2011, was $2.1 million, or $0.09 per diluted share, which compares to a net loss of $132.0 million, or $0.55 per diluted share, for the prior-year comparable period. The increase in net income applicable to common shareholders for the three- and six-month periods ended June 30, 2011, is primarily due to the same factors impacting FFO as explained above.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended June 30, 2011, highlight continued strong leasing activity throughout the portfolio:

•	Executed 208 new leases aggregating approximately 1.0 million square feet and 275 renewals aggregating approximately 1.6 million square feet.

•	Total portfolio average annualized base rent per occupied square foot as of June 30, 2011 was $13.46, as compared to $13.24 at June 30, 2010.

•	The portfolio leased rate was 93.0% at June 30, 2011, as compared to 92.6% at March 31, 2011 and 91.9% at June 30, 2010.

•	On a cash basis, rental rates for new leases increased by 10.8% over prior rents and renewals increased by 4.9%, resulting in an overall blended spread of 6.0%.

•	Same store net operating income (“NOI”) increased 3.6% for the three-month period ended June 30, 2011 over the prior-year comparable period.

DISPOSITIONS

The Company sold 10 consolidated assets, aggregating approximately 0.7 million square feet, in the second quarter of 2011, generating gross proceeds of approximately $59.6 million. In addition, the Company also sold $2.2 million of consolidated non-income producing assets. The Company recorded an aggregate net loss of approximately $5.0 million related to asset sales in the second quarter of 2011.

One of the Company’s unconsolidated joint ventures sold a shopping center in the second quarter of 2011, aggregating approximately 0.3 million square feet, generating gross proceeds of approximately $50.3 million. The joint venture recorded a gain of approximately $22.8 million of which the Company’s share aggregated approximately $12.6 million.

CAPITAL MARKETS ACTIVITIES

In June 2011, the Company refinanced its prior secured term loan with a new $500 million senior secured term loan with KeyBank Capital Markets and J.P. Morgan Securities LLC. The new secured term loan matures in September 2014 and has a one-year extension option. The secured term loan currently bears interest at variable rates currently based on LIBOR plus 170 basis points, subject to adjustment based upon the Company’s current corporate credit ratings from Moody’s and S&P.

In June 2011, the Company also amended its unsecured revolving credit facility with J.P. Morgan Securities LLC and Well Fargo Securities, LLC. The size of the facility was reduced from $950 million to $750 million and includes an accordion feature for expansion to $1.25 billion. The maturity was extended to February 2016. In addition, the Company amended its $65 million unsecured revolving credit facility with PNC Bank, National Association to match the terms of the primary unsecured revolving credit facility. The Company’s borrowings under these facilities bear interest at variable rates currently based on LIBOR plus 165 basis points, subject to adjustment based on the Company’s current corporate credit ratings from Moody’s and S&P.

2011 GUIDANCE

The Company is tightening its guidance for operating FFO for 2011 to a range between $0.93 - $1.02 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for gains generated from merchant build asset sales, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended June 30, 2011. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR owns and manages approximately 546 retail properties in 41 states, Puerto Rico and Brazil totaling approximately 126 million square feet. The Company’s prime portfolio primarily features open-air, value-oriented shopping centers in high barrier-to-entry markets with stable populations and high growth potential. DDR is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls primarily clustered around Sao Paulo, Brazil. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available on the Company’s website at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Brooke Vanek, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, July 29, 2011, at 10:00 a.m. Eastern Daylight Time. To participate, please dial 866.314.4483 (domestic), or 617.213.8049 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 38336336. Access to the live call and replay will also be available through the Company’s website. The replay will be available through August 6, 2011.

DEVELOPERS DIVERSIFIED REALTY

Financial Highlights

(In thousands)

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Revenues:
Minimum rents (A)	$133,182	$131,744	$266,125	$264,232
Percentage and overage rents (A)	871	593	2,866	2,612
Recoveries from tenants	44,362	41,936	90,573	88,003
Ancillary and other property income	7,134	4,643	14,296	9,316
Management, development and other fee income	11,891	13,145	23,642	27,161
Other (B)	1,055	4,539	2,176	5,807

	198,495	196,600	399,678	397,131

Expenses:
Operating and maintenance (C)	36,746	35,601	74,476	69,669
Real estate taxes	27,091	25,048	53,698	52,170
Impairment charges (D)	18,352	74,967	22,208	74,967
General and administrative (E)	17,979	19,090	47,357	42,366
Depreciation and amortization	56,750	54,561	112,235	109,128

	156,918	209,267	309,974	348,300

Other income (expense):
Interest income	2,417	1,525	5,213	2,858
Interest expense (F)	(59,579)	(56,190)	(119,363)	(111,797)
Loss on debt retirement, net (F)	—	(1,090)	—	—
Gain (loss) on equity derivative instruments (G)	—	21,527	21,926	(3,340)
Other expense, net (H)	(6,347)	(11,428)	(5,006)	(14,481)

	(63,509)	(45,656)	(97,230)	(126,760)

Loss before earnings from equity method investments and other items	(21,932)	(58,323)	(7,526)	(77,929)
Equity in net income (loss) of joint ventures (I)	16,567	(623)	18,541	1,023
Impairment of joint venture investments (D)	(1,636)	—	(1,671)	—
Gain on change in control of interests (J)	981	—	22,710	—
Tax (expense) income of taxable REIT subsidiaries and state franchise and income taxes	(435)	3,616	(761)	2,614

(Loss) income from continuing operations	(6,455)	(55,330)	31,293	(74,292)
Loss from discontinued operations (K)	(9,124)	(66,428)	(10,632)	(73,375)

(Loss) income before gain (loss) on disposition of real estate	(15,579)	(121,758)	20,661	(147,667)
Gain (loss) on disposition of real estate, net of tax	2,310	592	1,449	(83)

Net (loss) income	(13,269)	(121,166)	22,110	(147,750)
Non-controlling interests	(114)	34,591	(181)	36,928

Net (loss) income attributable to DDR	$(13,383)	$(86,575)	$21,929	$(110,822)

Net loss applicable to common shareholders	$(26,870)	$(97,142)	$(2,126)	$(131,956)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(26,870)	$(97,142)	$(2,126)	$(131,956)
Depreciation and amortization of real estate investments	54,919	54,148	108,723	108,742
Equity in net income of joint ventures (I)	(16,567)	623	(18,541)	(1,023)
Joint ventures’ FFO (I)	14,781	10,307	27,589	21,862
Non-controlling interests (OP Units)	16	8	32	16
Gain on disposition of depreciable real estate	(2,207)	(788)	(2,518)	(2,055)

FFO applicable to common shareholders	24,072	(32,844)	113,159	(4,414)
Write-off of original preferred share issuance costs (L)	6,402	—	6,402	—
Preferred dividends	7,085	10,567	17,653	21,134

FFO	$37,559	$(22,277)	$137,214	$16,720

Per share data:
Earnings per common share
Basic	$(0.10)	$(0.39)	$(0.01)	$(0.55)

Diluted	$(0.10)	$(0.47)	$(0.09)	$(0.55)

Basic – average shares outstanding	274,299	248,533	265,094	237,892

Diluted – average shares outstanding	274,299	253,539	269,178	237,892

Dividends Declared	$0.04	$0.02	$0.08	$0.04

Funds From Operations – Basic (M)	$0.09	$(0.13)	$0.42	$(0.02)

Funds From Operations – Diluted (M)	$0.09	$(0.13)	$0.34	$(0.02)

DEVELOPERS DIVERSIFIED REALTY

Financial Highlights

(In thousands)

Selected Balance Sheet Data

	June 30, 2011	December 31, 2010
Assets:
Real estate and rental property:
Land	$1,843,033	$1,837,403
Buildings	5,506,914	5,491,489
Fixtures and tenant improvements	360,196	339,129

	7,710,143	7,668,021
Less: Accumulated depreciation	(1,538,522)	(1,452,112)

	6,171,621	6,215,909
Land held for development and construction in progress	708,365	743,218
Real estate held for sale, net	195	—

Real estate, net	6,880,181	6,959,127

Investments in and advances to joint ventures	415,584	417,223
Cash	15,425	19,416
Restricted cash	4,068	4,285
Notes receivable, net	102,196	120,330
Receivables, including straight-line rent, net	114,260	123,259
Other assets, net	135,150	124,450

	$7,666,864	$7,768,090

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$170,555	$279,865
Unsecured debt	2,256,598	2,043,582
Mortgage and other secured debt	1,786,998	1,978,553

	4,214,151	4,302,000
Dividends payable	18,034	12,092
Equity derivative liability (G)	—	96,237
Other liabilities	221,029	223,074

Total liabilities	4,453,214	4,633,403

Preferred shares (L)	375,000	555,000
Common shares (M)	27,671	25,627
Paid-in-capital (G)	4,140,370	3,868,990
Accumulated distributions in excess of net income	(1,402,858)	(1,378,341)
Deferred compensation obligation	12,661	14,318
Accumulated other comprehensive income	34,410	25,646
Less: Common shares in treasury at cost	(12,139)	(14,638)
Non-controlling interests	38,535	38,085

Total equity	3,213,650	3,134,687

	$7,666,864	$7,768,090

(A)	Base and percentage rental revenues for the six-month period ended June 30, 2011, as compared to the prior-year comparable period, increased $3.2 million. This increase consisted of increased leasing activity at comparable portfolio properties, contributing $2.4 million and the acquisition of two shopping centers from unconsolidated interests, generating an additional $2.1 million in revenues offset by a net decrease in revenues from development and redevelopment assets of $1.3 million. Included in rental revenues for the six-month periods ended June 30, 2011 and 2010, is approximately $0.1 million and $1.3 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Lease termination fees	$0.8	$3.0	$1.3	$3.6
Financing fees	0.2	0.2	0.6	0.4
Other miscellaneous	0.1	1.3	0.3	1.8

	$1.1	$4.5	$2.2	$5.8

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Bad debt expense	$2.4	$4.1	$4.8	$7.3
Ground rent expense (a)	1.1	1.2	2.1	2.5

(a)	Includes non-cash expense of approximately $0.5 million for both the three-month periods ended June 30, 2011 and 2010, and approximately $1.0 million for both the six-month periods ended June 30, 2011 and 2010, related to straight-line ground rent expense.

(D)	The Company recorded impairment charges during the three- and six-month periods ended June 30, 2011 and 2010, on the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Land held for development (1)	$—	$54.3	$—	$54.3
Undeveloped land	—	4.9	3.8	4.9
Assets marketed for sale	18.4	15.8	18.4	15.8

Total continuing operations	18.4	75.0	22.2	75.0

Sold assets or assets held for sale (2)	1.9	22.6	3.9	25.7
Assets formerly occupied by Mervyns (3)	—	35.3	—	35.3

Total discontinued operations	1.9	57.9	3.9	61.0

Joint venture investments	1.6	—	1.6	—

Total impairment charges	$21.9	$132.9	$27.7	$136.0

(1)	Amounts reported in 2010 related to land held for development in Togliatti and Yaroslavl, Russia, of which the Company’s proportionate share was $41.9 million after adjusting for the allocation of loss to the non-controlling interest in this consolidated joint venture.

(2)	See summary of discontinued operations activity in note (K).

(3)	The Company’s proportionate share of these impairments was $16.5 million after adjusting for the allocation of loss to the non-controlling interest in this previously consolidated joint venture for the three- and six-month periods ended June 30, 2010. These assets were deconsolidated in the third quarter of 2010 and all operating results, including the impairment charges, have been reclassified as discontinued operations. See note (K).

(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the six-month periods ended June 30, 2011 and 2010, general and administrative expenses were approximately 5.7% and 5.1% of total revenues, respectively, including joint venture and managed property revenues.

During the six-month period ended June 30, 2011, the Company recorded a charge of $10.7 million as a result of the termination without cause of its Executive Chairman, the terms of which were pursuant to his amended and restated employment agreement. During the six-month period ended June 30, 2010, the Company incurred a $2.1 million separation charge related to the departure of an executive officer. Excluding these separation charges, general and administrative expenses were 4.4% and 4.8% of total revenues for the six-month periods ended June 30, 2011 and 2010, respectively.

(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Non-cash interest expense related to amortization of the debt discount	$3.8	$1.7	$7.6	$3.8
Non-cash adjustment to gain on repurchase	—	2.2	—	4.8

(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments (warrants) issued as part of the share purchase transaction with the Otto Family completed in 2009. The warrants were exercised in full for cash in March 2011 and the related equity derivative liability was reclassified into paid-in-capital at the date of exercise.

(H)	Other expenses were comprised of the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Litigation-related expenses	$(1.2)	$(8.3)	$(2.2)	$(10.0)
Loss on sale of mezzanine note receivable	(5.0)	—	(5.0)	—
Debt extinguishment costs	—	(2.4)	(0.2)	(3.6)
Settlement of lease liability obligation	—	—	2.6	—
Abandoned projects and other expenses	(0.1)	(0.7)	(0.2)	(0.9)

	$(6.3)	$(11.4)	$(5.0)	$(14.5)

(I)	At June 30, 2011 and 2010, the Company had an investment in joint ventures, excluding consolidated joint ventures, in 183 and 201 shopping center properties, respectively. See pages 12-14 of this release for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

(J)	During the six-month period ended June 30, 2011, the Company acquired its partners’ 50% interest in two shopping centers. The Company accounted for both of these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the acquisitions related to the difference between the Company’s carrying value and fair value of the previously held equity interest.

(K)	The operating results relating to assets classified as discontinued operations are summarized as follows (in thousands):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Revenues from operations	$1,057	$5,875	$3,184	$12,702

Operating expenses	308	3,940	999	8,208
Impairment charges	1,904	57,920	3,887	60,993
Interest, net	327	4,005	878	8,400
Depreciation and amortization	378	2,381	1,032	4,985

Total expenses	2,917	68,246	6,796	82,586

Loss before disposition of real estate	(1,860)	(62,371)	(3,612)	(69,884)
Loss on disposition of real estate, net	(7,264)	(4,057)	(7,020)	(3,491)

Net loss	$(9,124)	$(66,428)	$(10,632)	$(73,375)

(L)	In April 2011, the Company redeemed all of its 8.0% Class G cumulative redeemable preferred shares. The Company recorded a non-cash charge of approximately $6.4 million to net income/loss available to common shareholders in the second quarter of 2011 related to the write-off of the original issuance costs.

(M)	For purposes of computing FFO and operating FFO per share, the following share information was used (in millions):

	At June 30,
	2011	2010
Common shares outstanding	276.6	250.1
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Weighted average common shares outstanding	276.2	250.1	267.2	239.4

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	276.6	250.5	267.6	239.8

FFO Weighted average common shares and OP Units – Diluted for FFO Loss	N/A	250.5	N/A	239.8

Assumed conversion of dilutive securities	1.8	7.7	4.1	7.2

FFO Weighted average common shares and OP Units – Diluted for FFO Income	278.4	N/A	271.7	N/A

Operating FFO Weighted average common shares and OP Units –Diluted	278.4	258.2	271.7	247.0

DEVELOPERS DIVERSIFIED REALTY

Summary Results of Combined Unconsolidated Joint Ventures

(In thousands)

Combined condensed income statements

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Revenues from operations (A)	$178,337	$163,010	$349,251	$325,587

Operating expenses	65,667	67,988	128,124	130,972
Depreciation and amortization of real estate investments	45,117	46,594	92,549	92,174
Interest expense	56,641	58,878	114,005	116,730

	167,425	173,460	334,678	339,876

Income (loss) from operations before tax expense and discontinued operations	10,912	(10,450)	14,573	(14,289)
Income tax expense	(11,386)	(5,035)	(17,530)	(9,833)

Loss from continuing operations	(474)	(15,485)	(2,957)	(24,122)
Discontinued operations:
Income (loss) from operations (B)	110	(12,765)	(471)	(12,227)
Gain on debt forgiveness (C)	2,976	—	2,976	—
Gain (loss) on disposition (D)	22,756	(3,212)	21,893	(11,963)

Gain (loss) before gain on disposition of assets	25,368	(31,462)	21,441	(48,312)
Gain on disposition of assets	—	17	—	17

Net income (loss)	$25,368	$(31,445)	$21,441	$(48,295)

Net income (loss) at DDR’s ownership interests (E)	$16,532	$(1,824)	$20,439	$(164)

FFO at DDR’s ownership interests (F)	$14,781	$10,307	$27,589	$21,862

Combined condensed balance sheets

	June 30, 2011	December 31, 2010
Land	$1,553,101	$1,566,682
Buildings	4,747,856	4,783,841
Fixtures and tenant improvements	162,927	154,292

	6,463,884	6,504,815
Less: Accumulated depreciation	(779,377)	(726,291)

	5,684,507	5,778,524
Land held for development and construction in progress (G)	242,917	174,237

Real estate, net	5,927,424	5,952,761
Receivables, including straight-line rent, net	110,332	111,569
Leasehold interests	9,716	10,296
Other assets, net	572,537	303,826

	$6,620,009	$6,378,452

Mortgage debt (H)	$3,895,393	$3,940,597
Notes and accrued interest payable to DDR	95,113	87,282
Other liabilities	220,792	186,333

	4,211,298	4,214,212
Accumulated equity	2,408,711	2,164,240

	$6,620,009	$6,378,452

(A)	Revenues for the three- and six-month periods include the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Straight-line rents	$1.2	$0.9	$2.6	$2.1
DDR’s proportionate share	0.3	0.1	0.7	0.3

(B)	For the three- and six-month periods ended June 30, 2010, an impairment charge aggregating $10.9 million was reclassified to discontinued operations of which the Company’s proportionate share was approximately $0.4 million.

(C)	Gain on debt forgiveness is related to one property owned by an unconsolidated joint venture that was transferred to the lender pursuant to a consensual foreclosure proceeding. The operations of the asset have been reclassified as discontinued operations in the combined condensed income statements presented.

(D)	Gain (loss) on disposition includes the sale of three properties by three separate unconsolidated joint ventures in 2011. The Company’s proportionate share of the aggregate gain for the assets sold for the three- and six-month periods ended June 30, 2011 was approximately $12.6 million and $10.7 million, respectively.

(E)	Adjustments to the Company’s share of joint venture equity in net loss primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Income (loss)	$—	$1.2	$(1.9)	$1.2

(F)	FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2011	2010	2011	2010
Net income (loss)	$25.4	$(31.4)	$21.4	$(48.3)
Gain on sale of real estate	(22.7)	(0.1)	(22.7)	(0.1)
Depreciation and amortization of real estate investments	45.2	51.7	93.0	102.0

FFO	$47.9	$20.2	$91.7	$53.6

FFO at DDR ownership interests	$14.8	$10.3	$27.6	$21.9

Operating FFO at DDR’s ownership interests (1)	$14.3	$12.3	$28.7	$25.2

DDR joint venture distributions received, net (2)	$18.8	$11.2	$45.7	$22.0

(1)	Excluded from operating FFO is the Company’s pro rata share of net charges primarily related to impairment charges, gain on debt forgiveness and losses on the disposition of assets as disclosed on page 2 of this press release.
(2)	Includes loan repayments in 2011 of $23.0 million from the Company’s unconsolidated joint venture which has assets located in Brazil.

(G)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $81.4 million and $71.7 million at June 30, 2011 and December 31, 2010, respectively.

(H)	The Company’s proportionate share of joint venture debt aggregated approximately $791.3 million and $833.8 million at June 30, 2011 and December 31, 2010, respectively. The $791.3 million includes approximately $50.3 million of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income or FFO.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

FINANCIAL HIGHLIGHTS (In Millions Except Per Share Information)	Six Months Ended June 30, 2011	Year Ended December 31,
		2010	2009
FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(2.1)	$(251.6)	$(398.9)
Depreciation and Amortization of Real Estate Investments	108.7	217.2	224.2
Equity in Net (Income) Loss of Joint Ventures	(18.5)	(5.6)	9.3
Joint Venture Funds From Operations	27.6	47.5	43.7
Non-Controlling Interests (OP Units)	—	—	0.2
Gain on Disposition of Depreciable Real Estate	(2.5)	(18.8)	(23.1)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	113.2	(11.3)	(144.6)
Write-off of Original Preferred Share Issuance Costs	6.4	—	—
Preferred Dividends	17.6	42.3	42.3

FUNDS FROM OPERATIONS	$137.2	$31.0	$(102.3)

Net non-operating items excluded from FFO (1)	14.4	275.6	442.8

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$127.6	$264.3	$298.2

PER SHARE INFORMATION:
Funds From Operations - Diluted	$0.34	$(0.05)	$(0.90)
Operating FFO - Diluted	$0.47	$1.04	$1.83
Net Loss - Diluted	$(0.09)	$(1.03)	$(2.51)
Dividends	$0.08	$0.08	$0.44

COMMON SHARES & OP UNITS:
Outstanding	277.0	256.6	202.0
Weighted average - Diluted (FFO)	271.7	247.0	160.1
Weighted average - Diluted (Operating FFO)	271.7	254.4	163.2

GEN. & ADMIN. EXPENSES (2)	$47.4	$85.6	$94.4

REVENUES:
DDR Revenues	$402.9	$815.1	$843.3
Joint Venture & Managed Revenues	424.9	840.6	902.0

TOTAL REVENUES (3)	$827.8	$1,655.7	$1,745.3

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (2)	5.7%	5.2%	5.4%

NET OPERATING INCOME:
DDR Net Operating Income	$273.7	$560.9	$581.6
Joint Venture Net Operating Income (at 100%)	222.4	428.1	532.3

TOTAL NET OPERATING INCOME (3)	$496.1	$989.0	$1,113.9

REAL ESTATE AT COST:
DDR Real Estate at Cost	$8,419.4	$8,411.2	$8,823.7
Joint Venture Real Estate at Cost (at 100%)	6,706.8	6,679.1	7,266.8

TOTAL REAL ESTATE AT COST	$15,126.2	$15,090.3	$16,090.5

(1)	See Reconciliation of Non-GAAP Financial Measures for detail of net non-operating items.
(2)	The 2011 results include an executive separation charge of $10.7 million. Excluding this charge, general and administrative expenses were approximately 4.4% of total revenues for the six months ended June 30, 2011. The 2010 results also include an employee separation charge of $5.3 million. Excluding this charge, general and administrative expenses were approximately 4.9% of total revenues for the year ended December 31, 2010. The 2009 results include $15.4 million related to a non-cash change in control charge. Excluding this charge, general and administrative expenses were approximately 4.5% of total revenues.
(3)	Includes activities from discontinued operations.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

FINANCIAL RATIOS

(In Millions, Except Ratios)

PUBLIC DEBT COVENANTS:	Covenant Threshold	Actual Covenants Twelve Months Ended June 30, 2011

Total Debt to Real Estate Assets Ratio	not to exceed 65%	48%

Secured Debt to Assets Ratio	not to exceed 40%	20%

Value of Unencumbered Assets to Unsecured Debt	at least 135%	222%

Fixed Charge Coverage Ratio	at least 1.5x	1.8x

	Six Months Ended June 31, 2011	Year Ended December 31,
DIVIDEND PAYOUT RATIO:		2010	2009

Common Share Dividends and Operating Partnership Interests	$21.8	$20.2	$64.7	(1)
Operating FFO Available to Common Shareholders	$127.6	$264.3	$298.2

	17.1%	7.7%	21.7	%(1)

CREDIT RATINGS:	Debt Rating	Outlook

Moody’s	Baa3	stable
Fitch	BB	stable
S&P	BB+	stable

(1)	Includes the issuance of common shares with an aggregate value of $50.8 million resulting in an actual cash payout ratio of 3.1% in 2009.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Total Market Capitalization as of June 30, 2011

(In Millions)

	June 30, 2011		December 31, 2010
	Amount	Percentage of Total	Amount	Percentage of Total
Common Shares Equity	$3,905.9	46%	$3,614.9	42%
Perpetual Preferred Stock	375.0	4%	555.0	7%
Fixed-Rate Senior Convertible Notes	637.6	7%	637.6	7%
Fixed-Rate Unsecured Debt	1,669.4	20%	1,464.0	17%
Fixed-Rate Mortgage Debt	1,190.8	14%	1,234.5	14%
Variable-Rate Mortgage Debt	96.2	1%	144.0	2%
Variable-Rate Revolving Credit and Term Debt	470.5	6%	729.9	9%
Fixed-Rate Revolving Credit and Term Debt	200.0	2%	150.0	2%

Total	$8,545.4	100%	$8,529.9	100%

Debt to Market Capitalization	49.9%		51.1%

•

Market value ($14.10 per share as of June 30, 2011 and $14.09 per share as of December 31, 2010) includes common shares outstanding (276.6 million as of June 30, 2011 and 256.2 million as of December 31, 2010) and operating partnership units equivalent to approximately 0.4 million of the Company’s common shares in each year.

•

Debt outstanding excludes accretion adjustment of $50.4 million and $58.0 million recorded at June 30, 2011 and December 31, 2010, respectively, for the outstanding convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

•	Consolidated debt includes 100% of consolidated joint venture debt of which the joint venture partners’ share is $21.7 million and $22.1 million at June 30, 2011 and December 31, 2010, respectively.

•	Does not include proportionate share of unconsolidated joint venture debt aggregating $791.3 million and $833.8 million at June 30, 2011 and December 31, 2010, respectively.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

(In Millions)	Quarter ended June 30, 2011	Quarter ended December 31, 2010

Debt to EBITDA - consolidated
EBITDA:
Net loss attributable to DDR	$(13.4)	$(84.2)

Adjustments:
Impairment charges	18.4	28.9
Executive separation charges	—	3.2
Depreciation and amortization	56.7	57.5
Depreciation attributable to non-controlling interests	—	(0.1)
Interest expense	59.6	59.8
Interest expense attributable to non-controlling interests	(0.1)	(0.1)
Gain on change in control of interests	(1.0)	—
Loss on equity derivative instruments	—	25.5
Other expenses, net	6.3	6.0
Equity in net income of joint ventures	(16.6)	(9.4)
Impairment of joint venture investments	1.6	0.2
Gain on debt retirement, net	—	(0.2)
Income tax expense	0.4	49.5
EBITDA adjustments from discontinued operations (1)	9.9	(8.0)
Gain on disposition of real estate, net	(2.3)	(1.3)

EBITDA before JVs	$119.5	$127.3
Pro rata share of JV FFO	14.8	15.2
Pro rata share of JV impairments and (gain) loss on disposition of assets	(0.5)	0.5

EBITDA Consolidated	$133.8	$143.0
EBITDA Consolidated - annualized	$535.2	$572.0

Consolidated indebtedness	$4,214.2	$4,302.0
Non-controlling interests’ share of consolidated debt	(21.7)	(22.1)
Adjustment to reflect convertible debt at face value	50.4	58.0

Total consolidated indebtedness	$4,242.9	$4,337.9
Cash and restricted cash	(19.5)	(23.7)

Total consolidated indebtedness, net of cash	$4,223.4	$4,314.2

Debt/EBITDA - consolidated	7.89	7.54

Ratio reflects Company’s consolidated EBITDA and pro rata share of JV FFO. The JV FFO, which is net of interest expense, reflects the earnings available to the Company to service consolidated debt as the JV debt is generally non-recourse to the Company.

Debt to EBITDA - pro rata

EBITDA before JVs	$119.5	$127.3
Pro rata share of JV EBITDA	27.4	30.4

EBITDA including pro rata share of JVs	$146.9	$157.7
EBITDA including pro rata share of JVs - annualized	$587.6	$630.8

Total consolidated indebtedness, net of cash	$4,223.4	$4,314.2
Pro rata share of JV debt (2)	791.3	833.8

Total pro rata indebtedness	$5,014.7	$5,148.0
Pro rata share of JV cash and restricted cash	(114.4)	(32.6)

Pro rata indebtedness, net of cash	$4,900.3	$5,115.4

Debt/EBITDA - pro rata	8.34	8.11

Ratio includes Company’s pro rata share of JV EBITDA and the Company’s pro rata share of JV debt outstanding.

Notes:

(1)	Discontinued operations includes the following EBITDA adjustments:

Impairment charges	$1.9	$—
Interest expense, net	0.3	0.2
Depreciation and amortization	0.4	0.2
Loss (gain) on disposition of real estate, net	7.3	(8.4)

	$9.9	$(8.0)

(2)	Includes $50.3 million and $50.7 million at March 31, 2011 and December 31, 2010, respectively, of debt representing the Company’s proportionate share of non recourse debt associated with equity method joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Base rental revenue includes income from ground leases of $10.7 million for the six months ended June 30, 2011.

General and Administrative Expenses

•

General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the six months ended June 30, 2011, the Company expensed $3.5 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

Deferred Financing Costs

•

Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	15 to 31 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

	Six Months Ended
	June 30,	Year Ended December 31,
Capitalized Costs (In Millions)	2011	2010	2009
Interest expense	$6.2	$12.2	$21.8
Construction administration costs	$4.3	$8.8	$10.9

•	Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the six months ended June 30, 2011, the Company expensed $2.3 million in operating costs related to development projects that have been suspended.

Gain on Sales of Real Estate

•	Gain on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers is recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are reflected as discontinued operations.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Other Real Estate Information

Total Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures including costs associated with anchor store re-tenanting related to major tenant bankruptcies.

Capital Expenditures (In Millions)	Consolidated Six Months Ended June 30, 2011	Unconsolidated at Prorata Six Months Ended June 30, 2011
Leasing	$19.5	$3.1
Maintenance	3.9	0.2

Total Capital Expenditures	$23.4	$3.3

Per Square Foot of Owned GLA
Leasing	$0.41	$0.44
Maintenance	0.08	0.03

Total Capital Expenditures	$0.49	$0.47

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•

At December 31, 2010, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $35 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2010.

Non-Income Producing Assets

•

There are eleven consolidated shopping centers and the Company’s corporate headquarters, which total 0.8 million square feet with a land and building cost basis of approximately $100 million, considered non-incoming producing at June 30, 2011.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

Same Store NOI

(In Millions)

Same Store Net Operating Income (NOI) represents shopping center assets owned for comparable periods (15 months for quarter comparison). Same Store NOI excludes the following:

•	Assets under development or redevelopment

•	Straight-line rental income and expense

•	Income related to lease terminations

•	Provisions for uncollectible amounts and/or recoveries thereof

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010		2011	2010
Total Same Store NOI	$209.5	$202.2	3.6%	$420.0	$404.8	3.8%
Property NOI from other operating segments	37.8	28.8		72.6	65.0

Combined NOI - DDR & Joint Ventures	$247.3	$231.0		$492.6	$469.8

Reconciliation to Income Statement

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Total Revenues - DDR	$198.5	$196.6	$399.7	$397.1
Total Revenues - Combined Joint Ventures	178.3	163.0	349.2	325.6
Operating and Maintenance - DDR	(36.7)	(35.6)	(74.5)	(69.7)
Real Estate Taxes - DDR	(27.1)	(25.0)	(53.7)	(52.2)
Operating and Maintenance and Real Estate Taxes - Combined Joint Ventures	(65.7)	(68.0)	(128.1)	(131.0)

Combined NOI - DDR & Joint Ventures	$247.3	$231.0	$492.6	$469.8

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

(In Millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(26.9)	$(97.1)	$(2.1)	$(132.0)
Depreciation and Amortization of Real Estate Investments	55.0	54.2	108.7	108.8
Equity in Net (Income) Loss of Joint Ventures	(16.6)	0.6	(18.5)	(1.0)
Joint Venture Funds From Operations	14.8	10.3	27.6	21.9
Gain on Disposition of Depreciable Real Estate	(2.2)	(0.8)	(2.5)	(2.1)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$24.1	$(32.8)	$113.2	$(4.4)

Write-off of original preferred share issuance costs	6.4	—	6.4	—
Preferred Dividends	7.1	10.6	17.6	21.1

FUNDS FROM OPERATIONS	$37.6	$(22.2)	$137.2	$16.7

OPERATING FFO:
Non-cash impairment charges - consolidated assets	$18.4	$75.0	$22.2	$75.0
Executive separation charges	—	—	10.7	2.1
Gain on debt retirement, net	—	1.1	—	—
Non-cash (gain) loss on equity derivative instruments	—	(21.5)	(21.9)	3.3
Other (income) expense, net - litigation, net of tax, debt extinguishment costs, lease liability settlement, note receivable reserve and other expenses	6.3	9.1	5.0	12.1
Equity in net income of joint ventures - (gain) on debt forgiveness, loss on asset sales and impairment charges	(0.5)	2.0	1.1	3.3
Impairment of joint venture investments	1.6	—	1.6	—
Gain on change in control of interests	(1.0)	—	(22.7)	—
Discontinued operations - non-cash consolidated impairment charges and loss on sales	10.2	62.0	12.0	65.8
Discontinued operations - FFO associated with Mervyns Joint Venture, net of non-controlling interest	—	1.7	—	3.8
(Gain) loss on disposition of real estate (land), net	(1.1)	(0.4)	—	0.4
Non-controlling interest - portion of impairment charges allocated to outside partners	—	(31.2)	—	(31.2)
Write-off of original preferred share issuance costs	6.4	—	6.4	—

TOTAL NON-OPERATING ITEMS	$40.3	$97.8	$14.4	$134.6
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	24.1	(32.8)	113.2	(4.4)

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$64.4	$65.0	$127.6	$130.2

	Three Months Ended June 30,		Six Months Ended June 30,
ADDITIONAL NON-CASH DISCLOSURES (Income)/Expense:	2011	2010	2011	2010
Below Market Rent Revenue*	$(1.5)	$(0.1)	$(1.7)	$(0.2)
Debt Premium Amortization Revenue*	(0.6)	(0.7)	(1.1)	(1.5)
Convertible Debt Accretion Expense	3.8	1.7	7.6	3.8
Straight-Line Rent Revenue	0.2	(0.3)	(0.1)	(1.3)
Straight-Line Ground Rent Expense*	0.5	0.5	1.0	1.0
Joint Venture Straight-Line Rent Revenue	(1.2)	(0.9)	(2.6)	(2.1)
DDR’s Prorata Share of Straight-Line Rent Revenue	(0.3)	(0.1)	(0.7)	(0.3)

*	Prorata share of joint venture is deminis

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

Consolidated Transactional Income

(In Millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$—	$—	$(0.1)	$(0.7)
Loss on Dispositions from Discontinued Operations	(8.2)	(4.6)	(8.1)	(5.3)
Land Sale Gain (Loss)	1.1	0.3	0.2	0.3

	$(7.1)	$(4.3)	$(8.0)	$(5.7)

NOT Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$1.2	$0.2	$1.4	$0.3
Gain on Sales from Discontinued Operations	1.0	0.5	1.1	1.8

	$2.2	$0.7	$2.5	$2.1	FFO Reconciliation

Reconciliation to Income Statement

Gain on Disposition of Real Estate, Net of Tax
Gain (Loss) on Dispositions, Net of Tax	$—	$—	$(0.1)	$(0.7)
Land Sale Gain (Loss)	1.1	0.3	0.2	0.3
Gain (Loss) on Dispositions, Net of Tax	1.2	0.2	1.4	0.3

	$2.3	$0.5	$1.5	$(0.1)	Consolidated Income Statement

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Dispositions from Discontinued Operations	$(7.2)	$(4.1)	$(7.0)	$(3.5)	Footnote K to the Press Release

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

Joint Venture Transactional Income

(In Millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Included in FFO:
Loss on Sales from Discontinued Operations	$—	$(3.3)	$(0.9)	$(12.0)
Land Sale Gains and Loss on Disposition of Real Estate	—	—	—	—

	$—	$(3.3)	$(0.9)	$(12.0)

DDR’s Proportionate Share	$—	$—	$(1.9)	$(1.3)

NOT Included in FFO:
Gain (Loss) on Dispositions	$—	$—	$—	$—
Gain on Sales from Discontinued Operations	22.8	—	22.8	—

	$22.8	$—	$22.8	$—

DDR’s Proportionate Share	$12.6	$—	$12.6	$—

Reconciliation to Income Statement

Gain on Sales of Real Estate
Land Sale Gains and Loss on Disposition of Real Estate	$—	$—	$—	$—
Gain (Loss) on Dispositions	—	—	—	—

	$—	$—	$—	$—	Gain on Disposition of Assets

Gain (Loss) on Disposition of Real Estate From Discontinued Operations
Gain (Loss) on Sales from Discontinued Operations	$22.8	$(3.3)	$21.9	$(12.0)	Loss on Disposition of Discontinued Operations

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Joint Venture Investment Summary (1)

					All Values at 100% (In Millions)
Legal Name	Partner(s)	DDR Ownership %	Number of Operating Properties		Gross Leasable Area	Total Annualized Rent	Gross Asset Book Value	Debt

Unconsolidated Joint Ventures

DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	41		11.6	$134.7	$2,284.8	$1,212.9

DDR Domestic Retail Fund I	Various Institutional Investors	20%	63		8.2	93.2	1,486.7	958.1

Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	33.3%	10		3.9	122.1	800.9	190.2

DDRA Community Centers Five, L.P.	DRA Advisors	50%	3		1.3	18.8	183.3	211.9

Coventry II Joint Ventures	Coventry II Fund	20%	5		2.3	27.0	443.6	297.8

RVIP Structures/DPG Realty Holdings LLC	Prudential RE Advisors/Prudential Insurance	10% - 25.75%	3		0.5	10.7	108.4	60.0

DDR-SAU Retail Fund, LLC	Special Account-U, L.P. (State of Utah)	20%	27		2.3	23.3	305.0	183.1

DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.7	206.2	150.5

TRT DDR Venture I General Partnership	TRT-DDR Joint Venture I Owner LLC	10%	3		0.5	9.2	160.3	110.0

Other Unconsolidated JV Interests	Various	Various	15		2.2	16.3	191.4	110.4

			183		34.4	$471.0	$6,170.6	$3,484.9

Unconsolidated Joint Ventures - No Economic Interests

Coventry II Joint Ventures	Coventry II Fund	10% - 20%	41	(2)	3.2	$28.4	414.1	324.5

Other Unconsolidated Interests	Various	0%	6		0.6	$8.4	122.1	86.0

Total Unconsolidated Joint Ventures			230		38.2	$507.8	$6,706.8	$3,895.4

(1)	DDR’s investment in joint ventures may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)	Includes one asset in which development was suspended.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Joint Venture Combining Financial Statements

(In Millions)

Combining Balance Sheets

	Total Unconsolidated JVs	DDR’s Proportionate Share
Real estate assets	$6,706.8	$1,380.9
Accumulated depreciation	(779.4)	(175.9)

Real estate, net	5,927.4	1,205.0

Receivables, net	110.3	27.8
Other assets, net	582.3	166.2
Disproportionate share of equity	—	(32.9	) (1)

	$6,620.0	$1,366.1

Mortgage debt (2)	$3,895.4	$791.3
Amounts payable to DDR	95.1	11.5
Other liabilities	220.8	50.7

	4,211.3	853.5
Accumulated equity	2,408.7	540.7
Disproportionate share of equity	—	(28.1	) (1)

	$6,620.0	$1,366.1

Combining Statements of Operations

	Total Unconsolidated JVs		DDR’s Proportionate Share
	Ended June 30, 2011	Three-Month Period Ended June 30, 2011	Three-Month Period Ended June 30, 2011
Revenues from operations	$349.2	$178.3	$40.4
Rental operation expenses	(128.1)	(65.7)	(13.8)

Net operating income	221.1	112.6	26.6	(3)
Depreciation and amortization expense	(92.6)	(45.1)	(8.1)
Interest expense	(114.0)	(56.6)	(10.3)

Income before gain on sale of real estate	14.5	10.9	8.2
Income tax expense	(17.5)	(11.4)	(3.8)
Discontinued operations	(0.5)	0.1	—
Loss on disposition of discontinued operations	21.9	22.8	11.4
Gain on deconsolidation of interests	3.0	3.0	0.5
Gain (loss) on sale of real estate	—	—	—
Disproportionate share of income	—	—	0.3	(1) (3)

Net income	$21.4	$25.4	$16.6

DDR ownership interests	$20.4	$16.6	$16.6
Amortization of basis differential	(1.9)	—	—

	$18.5	$16.6	$16.6

Funds From Operations

Net income	$21.4	$25.4	$16.6
Depreciation of real property	93.1	45.2	8.1
Gain on sale of real estate	(22.7)	(22.7)	(11.4)
Disproportionate share of income	—	—	1.5	(1)

	$91.8	$47.9	$14.8

DDR ownership interests	$27.6	$14.8

(1)	Adjustments represent the effect of promoted equity structures and minority interests.
(2)

Includes approximately $296.7 million of non recourse debt of which the Company’s prorata share is $50.3 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(3)	DDR’s prorata share of NOI including discontinued operations and promoted equity structures and minority interests is $27.4 million for the three-month period ended June 30, 2011.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Summary of Property Acquisitions and Dispositions

($ In Millions, GLA in Thousands of SF)

Property Acquisitions

Acquisition Date	Location	Acquisition of Partners’ Ownership Interest	Aggregate Proportionate Purchase Price	Total GLA

Various	OH and MN	50%	$39.9	520.5	(1)

Total Acquisitions			$39.9	520.5

(1)	In conjunction with the acquisition of our partner’s ownership interest in one of the assets, the Company entered into a new $21 million, 11-year mortgage note payable.

Property Dispositions

Disposition Date	Location	DDR’s Effective Ownership	Joint Venture	Total GLA	Gross Sales Price	Relinquished Debt

01/11	Augusta, GA	15%	DDRTC Core	22.6	$0.7	$0.8

02/11	Austin, TX	26%	Prudential	282.8	29.0	21.0

02/11	Wilmington, NC	100%	—	51.9	3.5	—

02/11	Twinsburg, OH	100%	—	35.9	1.8	—

04/11	Chili, NY	100%	—	120.0	6.6	—

05/11	Two Bi Lo Locations	100%	—	105.9	13.1	—

05/11	Orangeburg, SC	100%	—	50.8	4.3	—

05/11	Eagan, MN	50%	DRA	277.0	50.3	35.6

05/11	Cary, NC	100%	—	88.4	10.1	—

05/11	Two Rite Aid Locations	100%	—	21.8	5.1	—

06/11	Gaylord, MI	100%	—	188.2	4.0	—

06/11	East Hanover, NJ	100%	—	70.8	15.8	—

06/11	Garland, TX	100%	—	70.6	0.6	—

Various	Various	100%	—	—	10.2	—

Total Dispositions				1,386.8	$155.1	$57.4

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Summary of Wholly-Owned and Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA in Thousands of SF)

	As of June 30, 2011			2011 Activity
	Land	CIP	Total	Net Expenditures Year to Date (1)	Net Projected Expenditures 2H 2011 (1)	Placed In Service Year to Date	To Be Placed In Service 2H 2011

Ground up Development Projects in Progress	$37.2	$48.0	$85.2	$0.5	$1.7	$20.7	$17.8
Ground up Development Projects Primarily on Hold	370.9	160.3	531.2	(3.9)	(8.9)	—	—
Substantially Completed Projects Pending Lease up	28.6	18.7	47.3	3.4	3.2	16.7	25.8
Expansion and Redevelopment Projects	—	37.8	37.8	10.9	26.3	8.5	22.1
Leasing Capital Expenditures	—	6.9	6.9	19.5	23.4	24.8	29.4

Total	$436.7	$271.7	$708.4	$30.4	$45.7	$70.7	$95.1

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

Location	Project Name	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors

Boise (Nampa), ID	Nampa Gateway Center	830.9	419.3	$126.7	$127.9	$90.0	JC Penney, Macy’s, The Sports Authority, Idaho Athletic Club, Regal Cinemas

Austin (Kyle), TX (2)	Kyle Marketplace	805.6	443.1	77.3	61.7	14.4	Target, Kohl’s

		1,636.5	862.4	$204.0	$189.6	$104.4

Total Land Held for Development and CIP for Ground up Development Projects in Progress at June 30, 2011:						$85.2

Summary of Significant Wholly-Owned and Consolidated Expansion and Redevelopment Projects

Location	Project Name	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors

Denver, CO	Tamarac Square	151.3	12.0	$1.7	$1.3	$—	Target

Miami (Plantation), FL	The Fountains	273.4	273.4	51.7	46.8	33.5	Kohl’s, Dick’s Sporting Goods, Marshalls/HomeGoods

Hatillo, PR	Plaza Del Norte	88.7	88.7	8.2	1.2	—	JC Penney, Walmart, Sears

Bayamon, PR	Rexville Plaza	49.8	49.8	6.1	—	—	CVS

Charleston, SC	Ashley Crossings	95.0	95.0	5.0	2.7	—	Kohl’s, Marshalls

San Antonio, TX (2)	Terrell Plaza	225.7	90.8	4.7	2.3	—	Target

		883.9	609.7	$77.4	$54.3	$33.5

CIP for projects listed above:						$20.8

CIP for other Expansion and Redevelopment Projects:						17.0

Total amount included in CIP at June 30, 2011 for Expansion and Redevelopment Projects:						$37.8

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Consolidated 50% Joint Venture

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Summary of Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA in Thousands of SF)

	As of June 30, 2011			2011 Activity
	Land	CIP	Total	Net Expenditures Year to Date (1)	Net Projected Expenditures 2H 2011 (1)	Placed In Service Year to Date	To Be Placed In Service 2H 2011

Ground up Development Projects in Progress	$29.9	$103.1	$133.0	$57.3	$75.0	$—	$—
Land Held for Development	21.3	9.2	30.5	0.4	19.0	—	—
Ground up Development Projects Primarily on Hold	23.3	2.7	26.0	0.7	(0.2)	—	—
Substantially Completed Projects Pending Lease up	2.1	18.3	20.4	1.6	2.7	17.4	4.3
Expansion and Redevelopment Projects	—	27.4	27.4	15.4	21.1	1.8	43.6
Leasing Capital Expenditures	—	5.6	5.6	16.7	22.4	17.5	25.9

Total	$76.6	$166.3	$242.9	$92.1	$140.0	$36.7	$73.8

Summary of Significant Joint Venture Development Projects in Progress

Location	Project Name	DDR’s Effective Ownership	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors
Uberlandia, Brazil	Patio Uberlandia	33.3%	487.7	487.7	$108.2	$74.7	$—	Walmart, Cinemark, Centuaro, Leroy Merlin, Renner, Fast Shop, Luiggi Bertolli, Kalunga

Londrina, Brazil	Boulevard Londrina	28.2%	518.2	518.2	142.1	58.3	—	Walmart, Cinemark, Centuaro, Magazine Luiza, Kalunga, Luiggi Bertolli, Renner

			1,005.9	1,005.9	$250.3	$133.0	—

Total Land Held for Development and CIP for Ground up Development Projects in Progress at June 30, 2011:							$133.0

Summary of Significant Joint Venture Expansion and Redevelopment Projects

Location	Project Name	DDR’s Effective Ownership	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors
Sao Paulo, Brazil	Metropole Shopping Center	33.3%	94.0	94.0	$36.3	$11.2	$—	Etna, Fast Shop, PlayArte, Outback, Lojas Americanas, Renner

Sao Paulo, Brazil	Campo Limpo Shopping Center	6.7%	28.1	28.1	4.5	3.8	—	B-Mart, Parking & Games

			122.1	122.1	$40.8	$15.0	$—

CIP for projects listed above:							$11.2
CIP for other Expansion and Redevelopment Projects:							16.2

Total amount included in CIP at June 30, 2011 for Expansion and Redevelopment Projects:							$27.4

(1)	Includes receipts and expected future reductions from land sales and reimbursements.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Ground up Development Projects Primarily on Hold

(In Millions)

MSA (Location)	DDR’s Effective Ownership	Total Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	26.0
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	35.1
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Oconomowoc, WI	50%	121.6
Isabela, Puerto Rico	80%	11.1
Toronto (Brampton), CAN	50%	43.0
Toronto (East Gwillimbury - Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury - Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillimbury - Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Yaroslavl, Russia	75%	8.0
Other Misc. Land (8 sites)	100%	Various

		1,007.6

Wholly-owned and consolidated projects included in Land Held for Development and CIP:	$531.2	(1)
Unconsolidated joint venture projects included in Land Held for Development and CIP:	26.0	(2)

Total Ground up Development Projects Primarily on Hold at June 30, 2011:	$557.2

(1)	Includes partners’ ownership interest of $127 million.
(2)	DDR’s prorata share is $13 million.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

(All figures exclude unowned GLA)

Total Portfolio Characteristics

		MSF at 100%	MSF at Prorata

Operating Shopping Centers with Economic Interest	458	82.2	54.6

Additional Ground Lease GLA		4.9	3.5

Operating Shopping Centers with No Economic Interest	88	18.4	0.0

Additional Ground Lease GLA		1.2	0.0

Business Centers	6	0.7	0.7

Portfolio % Leased	93.0%

Portfolio % Commenced	90.5%

Prime Portfolio Characteristics

Our Prime portfolio is comprised of market dominant shopping centers with high quality tenants located in attractive markets with strong demographic profiles. It is a subset of the total portfolio.

		MSF at 100%	MSF at Prorata

Operating Shopping Centers	264	61.2	40.4

Additional Ground Lease GLA		4.3	3.2

Prime Portfolio % Leased	94.2%

% of Total Portfolio NOI	87.9%

Total Portfolio Concentration

Rk	Location	% of ABR at 100%	MSF at 100%	% of GLA at 100%

1	Brazil	12.3%	3.9	4.7%

2	Georgia	9.5%	9.1	11.1%

3	Florida	8.8%	8.9	10.9%

4	Puerto Rico	8.0%	4.2	5.1%

5	New York	6.3%	6.4	7.8%

6	North Carolina	5.7%	5.1	6.2%

7	New Jersey	5.4%	3.3	4.0%

8	Ohio	5.3%	5.8	7.0%

9	Pennsylvania	3.4%	2.8	3.4%

10	California	3.3%	2.1	2.6%

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

(All figures exclude unowned GLA)

Sonae Sierra Brasil (SSB) Portfolio Characteristics

Sonae Sierra Brasil is a fully integrated owner, manager, and developer of shopping centers throughout Brazil. The joint venture was established between SSB and DDR in 2007 and the joint venture completed an IPO in 2011. DDR’s ownership of SSB as of 6/30/11 was 33.3%. All information was translated using average exchange rates for the respective periods.

		MSF at 100%	MSF at Prorata

Operating Shopping Centers	10	3.9	0.9

Development Sites	3	1.8	0.6

Total Annualized Rent (in millions)	$122.1

Average Rent Per Occupied Square Foot	$32.82

Portfolio % Leased	97.1%

Puerto Rico Portfolio Characteristics

		MSF at 100%	MSF at Prorata

Operating Shopping Centers	15	4.2	4.2

Additional Ground Lease GLA		0.7	0.7

Total Annualized Rent (in millions)	$79.5

Average Rent Per Occupied Square Foot	$18.66

Portfolio % Leased	97.3%

Trailing 12 Month NOI (DDR Share)

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Lease Expirations By Year

($ in millions, except per square foot)

Greater than 10,000 SF

Year	Leases	ABR at 100%	Avg PSF	% of ABR at 100%
2011	58	$15.0	$10.04	1.6%
2012	152	46.7	9.05	4.9%
2013	175	46.6	9.20	4.9%
2014	205	61.4	9.21	6.4%
2015	185	56.8	9.43	6.0%
2016	204	64.7	10.27	6.8%
2017	114	47.7	10.42	5.0%
2018	80	29.7	10.31	3.1%
2019	97	41.6	11.61	4.4%
2020	74	25.9	10.14	2.7%

2011-2020
Subtotal	1,344	$436.0	$9.84	45.7%

Total
Rent Roll	1,533	$533.6	$9.92	56.0%

Less than 10,000 SF

Year	Leases	ABR at 100%	Avg PSF	% of ABR at 100%
2011	953	$47.3	$26.67	5.0%
2012	1,437	80.0	24.86	8.4%
2013	1,281	67.5	23.16	7.1%
2014	1,215	64.2	26.98	6.7%
2015	952	54.6	25.03	5.7%
2016	584	38.0	22.71	4.0%
2017	166	13.3	23.35	1.4%
2018	167	15.9	26.47	1.7%
2019	117	10.2	23.83	1.1%
2020	127	10.2	22.32	1.1%

2011-2020
Subtotal	6,999	$401.3	$24.77	42.1%

Total
Rent Roll	7,292	$420.1	$24.66	44.0%

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Leased Rates and Average Annualized Base Rental Rates PSF

Period Ending	Properties	Leased Rate	ABR PSF
Q2 2011	458	93.0%	$13.46
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate by Tenant Size

	Leased Rate	% of GLA	% of Vacancy

< 2,499 SF	82.9%	8.8%	21.5%
3,000 - 4,999 SF	82.5%	8.5%	21.2%
5,000 - 9,999 SF	87.2%	9.2%	16.8%
10,000 - 20,000 SF	94.8%	10.0%	7.4%
> 20,000 SF	96.3%	63.5%	33.1%

Total	93.0%	100%	100%

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

($, GLA in thousands, except per square foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The calculation only includes deals that were executed within one year of the date that the prior tenant vacated.

Leasing Summary: Second Quarter 2011

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases

Vacant < 1 Year	77	218	$27.03	$5,888	$24.41	$5,316	10.8%	7.0	$13.60

Vacant > 1 Year	131	736	13.78	10,145	N/A	N/A	N/A	7.8	13.81

New Leases - Total	208	954	16.80	16,033	N/A	N/A	10.8%	7.6	13.76

Renewals	275	1,629	15.19	24,743	14.48	23,590	4.9%	5.0	0.00

Total	483	2,583	$15.78	$40,776	$15.65	$28,906	6.0%	6.0	$5.17

Leasing Summary: Year-to-Date 2011

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases

Vacant < 1 Year	148	359	$25.87	$9,286	$23.50	$8,434	10.1%	6.7	$13.38

Vacant > 1 Year	228	1,401	12.97	18,166	N/A	N/A	N/A	8.0	14.08

New Leases - Total	376	1,760	15.60	27,452	N/A	N/A	10.1%	7.7	13.94

Renewals	535	3,455	14.14	48,847	13.48	46,575	4.9%	4.7	0.00

Total	911	5,215	$14.63	$76,299	$14.42	$55,009	5.7%	5.7	$4.79

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than prorata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

Net Effective Rents Related to Leased Space (Owned Properties)

	Three Months Ended 6/30/2011	2011 YTD Average
Number of lease transactions executed	483	911
Rentable square footage leased (in thousands)	2,583	5,215
Square footage of renewal deals (in thousands)	1,629	3,455
Square footage of new deals (in thousands)	954	1,760
Renewed square footage (% of total)	63.1%	66.2%
New leases square footage (% of total)	36.9%	33.8%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$17.62	$16.25
Tenant allowance	(1.72)	(1.69)
Landlord work	(0.65)	(0.56)
Third party leasing commissions	(0.27)	(0.29)
Rent concessions	—	—

Equivalent net effective rent	$14.98	$13.71

Weighted average term in years	7.6	7.7

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$15.39	$14.36
Tenant allowance	—	—
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$15.39	$14.36

Weighted average term in years	5.0	4.7

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Largest Tenants by GLA

($ in millions)

Rk	Tenant	Owned Units	Owned GLA at 100%	% of GLA at 100%	Owned GLA at Prorata	Unowned Units	Total Units	Credit Ratings (S&P/Mdy’s/Fitch)
1	Walmart / Sam’s Club	31	4.8	5.5%	4.1	35	66	AA / Aa2/ AA
2	Kohl’s	26	2.3	2.7%	1.4	16	42	BBB+ / Baa1 / BBB+
3	Sears / Kmart	27	2.1	2.4%	1.5	4	31	B+ / Ba3 / B
4	TJX Companies[1]	67	2.1	2.4%	1.4	22	89	A / A3 / NR
5	Publix	44	2.1	2.4%	0.6	1	45	NR
6	Kroger	33	1.9	2.1%	0.9	2	35	BBB / Baa2 / BBB
7	Lowe’s	12	1.6	1.8%	1.5	14	26	A / A1 / A
8	PetSmart	64	1.4	1.6%	0.9	22	86	BB / NR / NR
9	Bed Bath & Beyond[1]	43	1.4	1.6%	0.9	16	59	BBB+ / NR / NR
10	Ross Stores	41	1.3	1.4%	0.7	5	46	BBB+ / NR / NR
11	Michael’s	52	1.2	1.4%	0.8	12	64	B- / B3 / NR
12	Dick’s Sporting Goods	24	1.1	1.3%	0.7	8	32	NR
13	Tops Markets[2]	16	1.0	1.1%	0.5	1	17	NR
14	Target	7	0.9	1.1%	0.9	39	46	A+ / A2 / A-
15	OfficeMax	40	0.9	1.1%	0.7	10	50	B- / B1 / NR
16	J.C. Penney	17	0.9	1.0%	0.8	2	19	BB+ / Ba1 / BBB-
17	Toys R Us1	23	0.9	1.0%	0.7	11	34	B / B1 / B
18	Home Depot	8	0.9	1.0%	0.8	21	29	BBB+ / Baa1 / BBB+
19	Dollar Tree Stores	88	0.8	1.0%	0.6	11	99	NR
20	Best Buy	20	0.8	1.0%	0.5	10	30	BBB- / Baa2 / BBB-

	Top 20 Tenants	683	30.5	35.0%	20.7	262	945

21	Hobby Lobby	15	0.8	0.9%	0.6	2	17	NR
22	Gap[1]	47	0.8	0.9%	0.5	8	55	BB+ / Baa3 / BBB-
23	Burlington Coat Factory	9	0.8	0.9%	0.6	1	10	B- / B3 / B-
24	JoAnn Fabric	25	0.7	0.9%	0.6	9	34	NR
25	Staples	34	0.7	0.8%	0.5	1	35	BBB / Baa2 / NR
26	Beall’s	18	0.7	0.8%	0.4	3	21	NR
27	Barnes & Noble	25	0.6	0.7%	0.4	3	28	NR
28	Cinemark	12	0.6	0.7%	0.5	2	14	BB- / NR / NR
29	AMC Theaters	7	0.6	0.7%	0.2	1	8	NR / Caa1 / B
30	Regal Cinemas	11	0.6	0.7%	0.4	2	13	B+ / B3 / B+
31	Office Depot	19	0.5	0.6%	0.3	6	25	B- / B2 / NR
32	Sports Authority	11	0.5	0.5%	0.4	3	14	B- / NR / NR
33	Stein Mart	13	0.5	0.5%	0.3	1	14	NR
34	Giant Eagle	6	0.5	0.5%	0.3	0	6	NR
35	Petco	30	0.4	0.5%	0.3	0	30	B / B2 / NR
36	H.H. Gregg	13	0.4	0.5%	0.3	6	19	NR
37	Belk	6	0.4	0.5%	0.3	0	6	NR
38	BJ’s Wholesale Club	4	0.4	0.5%	0.4	2	6	NR
39	Rite Aid	33	0.4	0.4%	0.3	0	33	B- / Caa2 / B-
40	DSW	15	0.4	0.4%	0.2	6	21	NR

	Tenants 21-40	353	11.2	12.8%	7.8	56	409

	Top 40 Tenants	1,036	41.6	47.8%	28.6	318	1,354

	Total Portfolio		87.1	100.0%	58.1

(1)	Includes various concepts
(2)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Largest Tenants by Base Rental Revenues

($ in millions)

Rk	Tenant	Owned Units	ABR at 100%	% of ABR at 100%	ABR at Prorata	Unowned Units	Total Units	Credit Ratings (S&P/Mdy’s/Fitch)
1	Walmart / Sam’s Club	31	$31.4	3.1%	$26.0	35	66	AA / Aa2 / AA
2	TJX Companies[1]	67	20.2	2.0%	13.5	22	89	A / A3 / NR
3	Publix	44	19.0	1.9%	5.1	1	45	NR
4	PetSmart	64	18.5	1.8%	11.9	22	86	BB / NR / NR
5	Kohl’s	26	17.3	1.7%	10.6	16	42	BBB+ / Baa1 / BBB+
6	Bed Bath & Beyond[1]	43	15.9	1.6%	11.6	16	59	BBB+ / NR / NR
7	Michael’s	52	14.4	1.4%	10.0	12	64	B- / B3 / NR
8	Kroger	33	13.8	1.4%	6.8	2	35	BBB / Baa2 / BBB
9	Ross Stores	41	13.1	1.3%	7.3	5	46	BBB+ / NR / NR
10	AMC Theaters	7	12.7	1.3%	5.4	1	8	NR / Caa1 / B
11	Dick’s Sporting Goods	24	12.5	1.2%	7.4	8	32	NR
12	Best Buy	20	11.8	1.2%	7.2	10	30	BBB- / Baa2 / BBB-
13	Tops Markets[2]	16	11.7	1.2%	6.7	1	17	NR
14	Gap[1]	47	11.4	1.1%	8.1	8	55	BB+ / Baa3 / BBB-
15	OfficeMax	40	11.0	1.1%	7.9	10	50	B- / B1 / NR
16	Lowe’s	12	9.8	1.0%	9.1	14	26	A / A1 / A
17	Staples	34	9.3	0.9%	6.5	1	35	BBB / Baa2 / NR
18	Regal Cinemas	11	9.0	0.9%	6.5	2	13	B+ / B3 / B+
19	Barnes & Noble	25	9.0	0.9%	5.9	3	28	NR
20	Dollar Tree Stores	88	8.3	0.8%	5.6	11	99	NR

	Top 20 Tenants	725	$280.2	27.7%	$179.3	200	925

21	Cinemark	12	$8.3	0.8%	$6.4	2	14	BB- / NR / NR
22	Rite Aid	33	8.2	0.8%	7.8	0	33	B- / Caa2 / B-
23	Sears / Kmart	26	8.1	0.8%	5.8	4	30	B+ / Ba3 / B
24	JoAnn Fabric	25	7.6	0.8%	5.5	9	34	NR
25	Petco	30	7.0	0.7%	4.6	0	30	B / B2 / NR
26	Toys R Us1	23	6.8	0.7%	5.7	11	34	B / B1 / B
27	Home Depot	8	6.5	0.6%	6.3	21	29	BBB+ / Baa1 / BBB+
28	DSW	15	6.4	0.6%	3.6	6	21	NR
29	Sports Authority	11	5.6	0.6%	5.4	3	14	B- / NR / NR
30	Party City[1]	30	5.5	0.5%	3.6	8	38	NR
31	Hobby Lobby	15	5.4	0.5%	3.5	1	16	NR
32	Royal Ahold[1]	5	5.2	0.5%	1.9	0	5	BBB / Baa3 / BBB
33	Pier 1 Imports	27	5.0	0.5%	3.4	11	38	NR
34	Office Depot	19	5.0	0.5%	3.2	6	25	B- / B2 / NR
35	Beall’s	18	5.0	0.5%	2.7	3	21	NR
36	Gamestop	105	4.8	0.5%	3.5	12	117	BB+ / Ba1 / NR
37	Brown Shoe Co.[1]	32	4.6	0.5%	3.2	10	42	B+ / B2 / BB+
38	Giant Eagle	6	4.3	0.4%	2.7	0	6	NR
39	Collective Brands[1]	62	4.3	0.4%	3.2	8	70	B+ / B1 / NR
40	Ulta	19	4.2	0.4%	2.6	3	22	NR

	Tenants 21-40	521	$117.8	11.7%	$84.5	118	639

	Top 40 Tenants	1,246	$398.0	39.4%	$263.8	318	1,564

	Total Portfolio		$1,010.6	100.0%	$662.2

(1)	Includes various concepts
(2)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Summary of Consolidated Debt

(In Millions)

Total Debt Outstanding	June 30, 2011 Aggregate	June 30, 2011 DDR Pro Rata Share	June 30, 2011 DDR Pro Rata Wtd. Avg. Interest	December 31, 2010 Aggregate	December 31, 2010 DDR Pro Rata Share

Mortgage Loans Payable:
Fixed rate secured loans	$1,190.8	$1,180.9	5.56%	$1,234.5	$1,224.6
Variable rate secured loans	96.2	84.4	2.05%	144.0	131.8
Secured Term Loan	500.0	500.0	2.98%	600.0	600.0
Unsecured Public Debt	2,256.6	2,256.6	5.79%	2,043.6	2,043.6
Unsecured Credit Facilities	170.6	170.6	2.45%	279.9	279.9

Total	$4,214.2	$4,192.5	5.13%	$4,302.0	$4,279.9

Schedule of Maturities by Year (1)	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Aggregate Total	DDR Pro Rata Share
2011	$13.1	$6.3	$88.7	$108.1	$108.1
2012	28.8	103.6	422.4	554.8	533.1
2013	25.8	425.1	—	450.9	450.9
2014	17.5	370.5	—	388.0	388.0
2015	24.9	517.7	519.7	1,062.3	1,062.3
2016	15.0	2.3	470.6	487.9	487.9
2017	14.8	—	300.0	314.8	314.8
2018	9.3	75.2	382.2	466.7	466.7
2019	4.4	74.7	—	79.1	79.1
2020	2.6	—	300.0	302.6	302.6
2021 and beyond	1.1	54.3	—	55.4	55.4
Unsecured debt discount	—	—	(56.4)	(56.4)	(56.4)

	$157.3	$1,629.7	$2,427.2	$4,214.2	$4,192.5

Percentage of Total Debt	June 30, 2011	December 31, 2010

Fixed	86.6%	79.7%
Variable	13.4%	20.3%

Recourse to DDR	70.9%	69.2%
Non-recourse to DDR	29.1%	30.8%

(1)	Assumes borrower extension options are exercised.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Summary of Joint Venture Debt

(In Millions)

Total Debt Outstanding	June 30, 2011 Aggregate		June 30, 2011 DDR Pro Rata Share		June 30, 2011 DDR Pro Rata Wtd. Avg. Interest	December 31, 2010 Aggregate	December 31, 2010 DDR Pro Rata Share

Mortgage Loans Payable:
Fixed rate secured loans	$3,193.7		$658.1		5.67%	$3,289.3	$707.3
Variable rate secured loans	701.7		133.2		5.40%	651.3	126.5

Total	$3,895.4	(1)	$791.3	(1)	5.62%	$3,940.6	$833.8

Schedule of Maturities by Year (2)	Scheduled Principal Payments	Mortgage Loan Maturities	Aggregate Total	DDR Pro Rata Share
2011	$2.6	$211.8	$214.4	$39.5
2012	7.1	1,322.2	1,329.3	288.3
2013	3.4	369.9	373.3	52.8
2014	3.1	150.5	153.6	30.9
2015	2.7	189.5	192.2	40.3
2016	2.9	17.0	19.9	6.4
2017	3.1	1,372.2	1,375.3	254.8
2018	2.5	33.6	36.1	11.9
2019	1.4	34.1	35.5	5.5
2020	1.5	80.7	82.2	27.5
2021 and beyond	—	83.6	83.6	33.4

	$30.3	$3,865.1	$3,895.4	$791.3

Percentage of Total Debt	June 30, 2011	December 31, 2010

Fixed	82.0%	83.5%
Variable	18.0%	16.5%

Recourse to DDR	5.1%	5.0%
Non-recourse to DDR	94.9%	95.0%

(1)	Includes approximately $296.8 million of non-recourse debt (of which the Company’s proportionate share is $50.3 million) associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(2)	Assumes borrower extension options are exercised.

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Proportionate Share	Final Maturity Date (1)	Interest Rate (2)
SENIOR DEBT
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$150.6		$150.6	02/16	LIBOR + 165
$65 Million Revolving Credit Facility	20.0		20.0	02/16	LIBOR + 165
Secured Credit Facility:
$500 Million Term Loan	500.0		500.0	09/15	LIBOR + 170

Total Term and Credit Facility Debt	$670.6		$670.6

PUBLIC DEBT
Convertible Notes	88.4	(3)	88.4	08/11	3.50
Convertible Notes	196.1	(4)	196.1	03/12	3.00
Unsecured Notes	223.3		223.3	10/12	5.38
Unsecured Notes	169.4		169.4	05/15	5.50
Convertible Notes	302.8	(5)	302.8	11/15	1.75
Unsecured Notes	298.8		298.8	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.0		298.0	04/18	4.75
Medium Term Notes	82.2		82.2	07/18	7.50
Unsecured Notes	297.6		297.6	09/20	7.88

Total Public Debt	$2,256.6		$2,256.6

MORTGAGE DEBT
Ashtabula Commons, Ashtabula, OH	6.2		6.2	12/11	7.00
Kyle Crossing, Kyle, TX	23.5	(6)	11.7	01/12	LIBOR + 350
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	03/12	5.39
University Hills, Denver, CO	24.7		24.7	07/12	7.30
N. Charleston Center, N. Charleston, SC	9.4		9.4	07/12	7.37
Cortez Plaza, Bradenton, FL	10.8		10.8	07/12	7.15
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Victor Square, Victor, NY	6.0		6.0	04/13	5.80
DDRC Headquarters, Beachwood, OH	34.7		34.7	04/13	LIBOR + 110
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	36.7		36.7	05/13	6.99
Monmouth Consumer Sq., W. Long Branch, NJ	4.8		4.8	07/13	8.57
Rotonda Plaza, Englewood, FL	0.7		0.7	07/13	5.80
Crossroads Center, Gulfport, MS	25.6		25.6	10/14	4.23
The Commons, Salisbury, MD	9.1		9.1	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.5		4.5	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	18.4		18.4	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	29.2		29.2	10/14	4.23

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Consolidated Debt Detail (continued)

(In Millions)

	Loan Balance		DDR Proportionate Share	Final Maturity Date (1)	Interest Rate (2)
North Pointe Plaza, North Charleston, SC	11.4		11.4	10/14	4.23
Wando Crossing, Mount Pleasant, SC	12.5		12.5	10/14	4.23
Brook Highland Plaza, Birmingham, AL	25.7		25.7	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	18.9		18.9	10/14	4.23
Town Center Plaza, Leawood, KS	52.8		52.8	10/14	4.23
Warner Robins Place, Warner Robins, GA	7.1		7.1	10/14	4.23
Cross Pointe Center, Fayetteville, NC	10.3		10.3	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	10.4		10.4	10/14	4.23
Bermuda Square, Chester, VA	7.8		7.8	10/14	4.23
Home Depot Center, Orland Park, IL	7.0		7.0	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.7		10.7	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	43.2		43.2	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.9		6.9	10/14	4.23
Clearwater Collection, Clearwater, FL	7.4		7.4	10/14	4.23
Wendover Village, Greensboro, NC	5.0		5.0	10/14	4.23
Lexington Place, Lexington, SC	4.5		4.5	10/14	4.23
Downtown Short Pump, Richmond, VA	13.1		13.1	10/14	4.23
Loisdale Center, Springfield, VA	11.6		11.6	10/14	4.23
Windsor Court, Windsor, CT	7.6		7.6	10/14	4.23
Abernathy Square, Atlanta, GA	12.6		12.6	10/14	4.23
Sam’s Club, Worcester, MA	5.6		5.6	10/14	4.23
Walmart Supercenter, Alliance, OH	7.5		7.5	10/14	4.23
Kroger, Cincinnati, OH	2.7		2.7	10/14	4.23
Reno Riverside, Reno, NV	3.0	(6)	3.0	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	05/15	LIBOR + 250
Hamilton Commons, Mays Landing, NJ	7.6		7.6	09/15	4.70
Consumer Square West, Columbus, OH	10.6		10.6	11/15	8.00
Tops Plaza, Lockport, NY	7.2		7.2	01/16	8.00
Merriam Town Center, Merriam, KS (TIF)	1.0		1.0	02/16	6.90
Freedom Plaza, Rome, NY	2.7		2.7	09/16	7.85
Walmart Supercenter, Winston-Salem, NC	7.1		7.1	08/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	3.1		3.1	10/17	6.78
Tops Plaza, Ithaca, NY	12.5		12.5	01/18	7.05
Walmart Supercenter, Greenville, SC	6.7		6.7	01/18	6.00
Southland Crossings, Boardman, OH	25.9		25.9	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	32.9		32.9	03/18	5.06
John’s Creek Town Center, Suwanee, GA	25.9		25.9	03/18	5.06
Mohawk Commons, Niskayuna, NY	16.7		16.7	12/18	5.75
Lowes, Hendersonville, TN	6.4		6.4	01/19	7.66
Plaza Isabela, Isabela, PR	23.1		23.1	06/19	7.59
Plaza Cayey, Cayey, PR	21.8		21.8	06/19	7.59
Plaza Walmart, Guayama, PR	12.3		12.3	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.2		26.2	06/19	7.59
Mariner Square, Spring Hill, FL	3.8		3.8	09/19	9.75
Northland Square, Cedar Rapids, IA	7.4		7.4	01/20	9.38
West Valley Marketplace, Allentown, PA	13.7		13.7	07/21	6.95
Macedonia Commons, Macedonia, OH	20.9		20.9	02/22	5.71

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Consolidated Debt Detail (continued)

(In Millions)

	Loan Balance	DDR Proportionate Share	Final Maturity Date (1)	Interest Rate (2)
Liberty Fair Mall, Martinsville, VA	18.3	18.3	12/29	10.46
Gulfport Promenade, Gulfport, MS	20.0	20.0	12/37	SIFMA + 5bp

Total Mortgage Debt	$1,287.0	$1,265.3

Total Consolidated Debt	$4,214.2	$4,192.5

			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,647.4	$3,637.5	4.5 years	5.60%
Variable Rate	566.7	555.0	4.9 years	2.05%

	$4,214.2	$4,192.5	4.5 years	5.13%

CUMULATIVE REDEEMABLE PREFERRED SHARES

Outstanding Amount
Class H - 7.375%	$205.0
Class I - 7.5%	170.0

$375.0

DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	4.82%	February 21, 2012
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$85.0	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017

Notes:

(1)	Assumes borrower extension options are exercised.
(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $14.4 million is partially offset by approximately $2.2 million of fair market value adjustments.
(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $64.23 per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $0.4 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.
(4)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.56 per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $2.7 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.
(5)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $16.33 per share at June 30, 2011 and is subject to adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $47.3 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.
(6)	The following loans have floor interest rates:

Loan	Floor
Kyle Crossing, Kyle, TX	4.00%
Reno Riverside, Reno, NV	5.95%

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Joint Venture Debt Detail

(In Millions)

	Loan Balance		DDR Proportionate Share	Final Maturity Date (1)	Interest Rate

DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 5, LLC (13 assets)	$178.0		$26.7	02/12	LIBOR + 65
DDRTC Holdings Pool 3, LLC (17 assets)	555.0		83.3	03/12	5.48
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 6, LLC
Cox Creek Shopping Center, Florence, AL	13.7		2.0	03/12	7.09
Cypress Trace, Fort Myers, FL	16.0		2.4	04/12	5.00
Waterfront Marketplace, Homestead, PA	27.7		4.2	08/12	6.35
Waterfront Town Center, Homestead, PA	36.5		5.5	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	24.6		3.7	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	11.2		1.7	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,212.9		$182.0

DDR Domestic Retail Fund I
Village Center Outlot, Racine, WI	2.1		0.4	07/11	5.17
Center Pointe Plaza, Easley, SC	4.3		0.9	08/11	5.32
Shoppes on the Ridge, Lake Wales, FL	9.6		1.9	12/11	4.74
Publix Brooker Creek, Palm Harbor, FL	5.0		1.0	12/11	4.61
Watercolor Crossing, Santa Rosa, FL	4.4		0.9	01/12	4.76
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.5		2.1	01/13	5.87
Meadows Square, Boynton Beach, FL	1.4		0.3	07/13	6.72
Village Center, Racine, WI	11.9		2.4	04/15	4.21
Paradise Promenade, Davie, FL	6.2		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.6		2.3	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	885.0		177.0	07/17	5.60

Total DDR Domestic Retail Fund I	$958.2		$191.6

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.7	(2)	$—	12/08	Prime + 300
Fairplain Plaza, Benton Harbor, MI	15.5		3.1	05/11	LIBOR + 300
Totem Lake Mall, Kirkland, WA	27.8		5.6	05/11	LIBOR + 300
Westover Marketplace, San Antonio, TX	20.5	(3)	4.1	11/11	LIBOR + 350
Coventry II DDR SM (38 assets)	63.1	(2)	12.6	09/12	LIBOR + 225
Coventry II DDR SM	32.7	(2)	6.5	09/12	LIBOR + 225
Buena Park, Buena Park, CA	61.0		12.2	11/12	7.25
Marley Creek Square, Orland Park, IL	10.7	(2)	1.1	12/12	LIBOR + 125
Watters Creek, Allen, TX	135.9	(3)	22.4	01/13	LIBOR + 300
Christown Spectrum Mall, Phoenix, AZ	46.0	(3)	9.2	11/13	LIBOR + 343
Christown Spectrum Mall, Phoenix, AZ	19.0	(3)	3.8	11/13	LIBOR + 1000
Tri-County Mall, Cincinnati, OH	150.6	(2)	30.1	02/15	5.66

Total Coventry II	$622.5		$110.7

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Joint Venture Debt Detail (continued)

(In Millions)

	Loan Balance	DDR Proportionate Share	Final Maturity Date (1)	Interest Rate
DDR SAU Retail Fund, LLC
Lewandowski Commons, Lyndhurst, NJ	$12.5	$2.5	03/12	5.77
South Square, Durham, NC	12.6	2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4	2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5	2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6	0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9	1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0	0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4	1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2	1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0	2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2	0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8	1.0	12/12	5.44
American Way, Memphis, TN	6.7	1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8	0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8	0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0	1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.3	2.0	04/13	5.79
The Point, Greenville, SC	15.8	3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2	2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1	1.0	08/13	5.92
Patterson Place, Durham, NC	20.3	4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$183.1	$36.6

Sonae Sierra Brasil BV Sarl
Sonae Sierra Brasil Limitadas, Brazil	$12.5	$4.2	11/15	CDI + 285
Patio Boavista, Brazil	17.0	5.7	11/16	CDI + 330
Shopping Metropole, Brazil	33.6	11.2	05/18	TR + 1030
Manaura Shopping, Brazil	80.7	26.8	12/20	10.00
Patio Londrina, Brazil	16.5	5.4	10/25	TR + 1090
Patio Uberlandia, Brazil	29.8	9.9	10/25	TR + 1130

Total Sonae Sierra Brasil BV Sarl	$190.1	$63.2

RO & SW Realty LLC (11 assets)	$22.0	$5.6	09/11	5.96
RVIP IIIB, Deer Park, IL	60.0	15.5	10/11	5.59
DDRA Ahwatukee Foothills LLC, Phoenix, AZ	107.0	53.5	08/12	5.30
DDRA Arrowhead Crossing LLC, Phoenix, AZ	47.6	23.8	08/12	5.30
DDRA Tanasbourne Town Center LLC	57.2	28.6	08/12	5.30
Jefferson County Plaza LLC, Arnold, MO	3.5	1.8	08/12	LIBOR + 200
DDR MDT PS, LLC (7 assets)	86.0	—	07/13	6.00
DDR Markaz II (13 assets)	150.5	30.1	11/14	5.15
TRT DDR Holdings I LLC (3 assets)	110.0	11.0	05/17	5.51
Lennox Town Center Limited, Columbus, OH	1.0	0.5	06/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	06/17	5.64

Developers Diversified Realty

Quarterly Financial Supplement

For the six months ended June 30, 2011

Joint Venture Debt Detail (continued)

(In Millions)

	Loan Balance	DDR Proportionate Share	Final Maturity Date (1)	Interest Rate
Cole DDR MT Independence, Independence, MO	34.1	5.0	01/19	5.95
Sun Center Limited, Columbus, OH	23.7	18.8	04/21	5.99

Total	$3,895.4	$791.3

Total Joint Venture Debt:			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,193.7	$658.1	3.8 years	5.67%
Variable Rate	701.7	133.2	3.4 years	5.40%

	$3,895.4	$791.3	3.7 years	5.62%

DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$76.1	Coventry II DDR SM	1 mo. LIBOR	3.00%	September 1, 2012
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.85%	November 22, 2013

Notes:

(1)	Assumes borrower extension options are exercised.
(2)	Includes approximately $296.8 million of non-recourse debt of which the Company’s proportionate share is $50.3 million of debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(3)	The following loans have floor interest rates:

Loan	Floor
Westover Marketplace, San Antonio, TX	1 month LIBOR of 1.50%
Watters Creek, Allen, TX	1 month LIBOR of 0.50%
Christown Spectrum Mall, Phoenix, AZ	1 month LIBOR of 0.26%

Developers Diversified Realty

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
Developers Diversified Realty	Tim Lordan
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: tlordan@ddr.com

Equity Research Coverage

BofA Merrill Lynch
Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640
Lindsay Schroll	lindsay.schroll@baml.com	(646) 855-1829

Citigroup
Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Cowen & Company
Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Deutsche Bank
John Perry	john.perry@db.com	(212) 250-4912
Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.
Dave Wigginton	dwigginton@discern.com	(646) 863-4177

FBR Capital Markets
Sri Nagarajan	snagarajan@fbr.com	(646) 885-5429
Evan Smith	esmith@fbr.com	(646) 885-5431

Goldman Sachs
Jay Habermann	jonathan.habermann@gs.com	(917) 343-4260
Ji Young Kim	jiyoung.kim@gs.com	(212) 902-4736

Green Street Advisors
Cedrik Lachance	clachance@greensteetadvisors.com	(949) 640-8780
Laura Clark	lclark@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons
Carol Kemple	ckemple@hilliard.com	(502) 588-1839

Jefferies and Company
Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan
Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

Macquarie
Ki Bin Kim	kibin.kim@macquarie.com	(212) 231-6386

RBC Capital Markets
Rich Moore	rich.moore@rbccm.com	(440) 715-2646
Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill
Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS
Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo
Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
Robert Laquaglia	robert.laquaglia@wellsfargo.com	(617) 603-4263

Fixed Income Research Coverage

BofA Merrill Lynch
Tom Truxillo	thomas.c.truxillo_jr@baml.com	(980) 386-5212

Citigroup
Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan
Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

RBC Capital Markets
Seth Levine	seth.levine@rbccm.com	(212) 618-3523

Wells Fargo
Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455